                                                                    EXHIBIT 10.5

                                  SUB-SUBLEASE



               THIS SUB-SUBLEASE (this "Sub-Sublease") is entered into as of the ___ day of November, 1996, by and between (i) MILLER FREEMAN, INC., a Delaware corporation ("MFI"), and (ii) CBOOKS EXPRESS, a California corporation ("CBOOKS").

        A. Pursuant to that certain Lease dated June 1, 1994 (the "Master Lease"), by and between The Realty Associates Fund, III Limited Partnership (as the successor to The Prudential Insurance Company of America) ("Master Landlord"), as landlord, and Control Data Systems, Inc. ("CDS"), as tenant, CDS is leasing from Master Landlord certain space in a building located at 1306 Orleans Drive, Sunnyvale, California 94089. A copy of the Master Lease is attached hereto as Exhibit A.

        B. Pursuant to that certain Sublease Agreement dated September 15, 1995 (the "Sublease"), CDS subleased to Avid Media Group, Inc. ("Avid") a portion of the premises covered by the Master Lease consisting of approximately 6,000 rentable square feet as more particularly described in the Sublease (the "Subleased Premises"). Pursuant to that certain Assignment of Sublease dated September 27, 1996, Avid assigned its interest as tenant in the Sublease to MFI. A copy of the Sublease is attached hereto as Exhibit B.

        C. CBOOKS desires to sub-sublease the Subleased Premises from MFI and MFI desires to sub-sublease the Subleased Premises to CBOOKS, on the terms, covenants and conditions contained herein.

               NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, the parties hereto agree as follows:

               1. Sub-Sublease. MFI subleases to CBOOKS and CBOOKS hires from MFI the Subleased Premises. The Subleased Premises shall be delivered to CBOOKS on the Commencement Date in "AS IS" condition, except that the Subleased Premises shall be delivered in broom-clean condition with the building systems in good working order on such date.

               2. Term. Subject to Paragraph 9 hereof, the term of this Sub-Sublease shall commence on November 1, 1996 (the "Commencement Date") and shall expire on July 31, 1999, unless sooner terminated as hereafter provided or as provided in the Master Lease (the "Term"). Notwithstanding the foregoing, CBOOKS agrees that in the event of the failure or inability of MFI for any reason to deliver possession of the Subleased Premises on or before the Commencement Date:

                       (i) MFI shall not be liable for any damage caused thereby; (ii) this Sub-Sublease shall not be void or voidable; (iii) CBOOKS shall not be liable for rent until such time as MFI delivers possession of the Subleased Premises to CBOOKS; and (iv) the Term shall not be extended by any such delay. The Term is also subject to being shortened in the event certain early termination rights are exercised under the Master Lease.

               3. Rent.

                       (a) Base Rent. CBOOKS shall pay to MFI during the Term as base rent for the Subleased Premises the sum of Five Thousand Seven Hundred Dollars ($5,700.00) per month, which amount shall be prorated for each fractional month during the Term. The amounts payable pursuant to this Paragraph 3(a) are hereinafter referred to as "Base Rent."

                       (b) Additional Rent. As additional rent ("Additional Rent"), beginning on January 1, 1998, CBOOKS shall pay MFI the increase, if any, in operating expenses paid or incurred by MFI under Section 3 of the Sublease over the operating expenses paid or incurred by MFI under said Section 3 for the 1997 calendar year. CBOOKS's share of such increases will be payable under the terms of, and at the same time and in the same manner as required under the Sublease.

                       (c) Payment. Base Rent, Additional Rent and any other charges payable by CBOOKS to MFI under this Sub-Sublease shall be paid to MFI at the place set forth as MFI's address for notices hereunder, or at such other place as MFI may from time to time designate by notice to CBOOKS. All such payments shall be made (i) with respect to Base Rent, on the first day of each calendar month during the Term of this Sub-Sublease (except that the Base Rent for the first month of the Term shall be due upon execution of this Sub-Sublease), without prior notice or demand therefor and without any deductions or offsets whatsoever; (ii) with respect to Additional Rent, as provided in Paragraph 3(b) above; and (iii) with respect to all other payments, fifteen (15) days prior to the date such payments are due to CDS under the Sublease, or if no regular due date is specified under the Sublease, as specified in MFI's written notice to CBOOKS. All such amounts shall be prorated as appropriate.

                       (d) Late Payments. If any installment of Base Rent, Additional Rent or any other amount due from CBOOKS under this Sub-Sublease shall not be received by MFI within five (5) days after the date the same is due and payable, CBOOKS shall pay to MFI a late charge equal to six percent (6%) of such unpaid amounts. Acceptance of such late charges by MFI shall in no event constitute a waiver of CBOOKS' default with respect to such overdue amount nor shall such acceptance prevent MFI from exercising any of the other rights and remedies granted to MFI hereunder.

                       (e) Deposit. Upon the execution of this Lease, CBOOKS shall pay to MFI the sum of Five Thousand Seven Hundred Dollars ($5,700.00) (the "Deposit") to be held as a non-interest bearing security deposit for the full and faithful performance of each of CBOOKS's obligations under this Sub-Sublease. In the event CBOOKS fails to perform or observe any of the provisions of the Sub-Sublease to be performed or observed by CBOOKS, then, at the option of the MFI, MFI may apply the Deposit or any portion thereof as may be necessary to remedy any default in the payment of rent or otherwise remedy any nonperformance by CBOOKS, and CBOOKS shall forthwith upon demand restore the Deposit to the original amount specified. Any remaining portion of the Deposit shall be returned to CBOOKS within thirty (30) days of the date of termination of this Sub-Sublease, provided that CBOOKS shall have performed all of the terms and conditions of this Sub-Sublease throughout the Term, and shall have vacated the Subleased Premises in accordance with each and every term and condition of this Sub-Sublease.

               4. Use. CBOOKS shall use the Subleased Premises only for purposes allowed under the Master Lease and the Sublease and for no other purpose. CBOOKS shall not do or suffer anything to be done upon the Subleased Premises which will cause injury to the Subleased Premises. CBOOKS shall comply with all federal, state, and local laws, ordinances, regulations and standards relating to its use of the Subleased Premises and its use, storage, sale and disposal of hazardous or toxic substances, as such terms are defined in any such federal, state, or local law, ordinance, regulation or standard. CBOOKS shall not use or bring onto the Subleased Premises any hazardous or toxic substance. CBOOKS shall provide immediate notice to MFI if a release of any hazardous or toxic substance occurs or will occur within, on or under the Subleased Premises (whether by air, water, or other means of transmission) during CBOOKS's tenancy of the Subleased Premises. Failure to so provide such notice to MFI shall, at MFI's election, constitute a default under this Sub-Sublease. CBOOKS shall indemnify, defend and hold harmless MFI from and against any and all cost, expense (including attorneys' or consultants' fees), damage, liability or loss incurred by MFI in connection with the release, use, storage or disposal of a hazardous or toxic substance on or about the Subleased Premises by CBOOKS, its employees, agents, contractors, or invitees. MFI shall indemnify, defend and hold harmless CBOOKS from and against any and all cost, expense (including attorneys' and consultants' fees), damage, liability or loss incurred by CBOOKS in connection with the release, use, storage or disposal of a hazardous or toxic substance on or about the Subleased Premises by MFI, Avid or any of their employees, agents, contractors or invitees.

               5. Sub-Sublease Subject to Sublease. This Sub-Sublease shall be subject to all of the terms and conditions of the Sublease with the exception of those items excluded pursuant to Paragraph 6(a) below, and from and after the Commencement Date CBOOKS covenants to perform all of the obligations of "Sublessee" under the Sublease accruing or required to be performed from and after the Commencement Date, to the extent said terms and conditions are consistent with the provisions of this Sub-Sublease, and only except as otherwise limited by Paragraph 6(a) below. MFI shall be responsible for all of the obligations of "Sublessee" under the Sublease accruing or required to be performed prior to the Commencement Date. MFI agrees that it will not voluntarily terminate the Sublease and that it will pay all rent due under the Sublease as long as CBOOKS is performing its obligations under this Sub-Sublease.

                6. Incorporation of Sublease.

                       (a) Exclusions. To the extent consistent with this Sub-Sublease, all of the terms and conditions of the Sublease are incorporated herein as terms and conditions of this Sub-Sublease, with references therein to "Sublessor" and "Sublessee" to be deemed to mean and refer to, respectively, MFI and CBOOKS herein, and with references therein to "Sublease" to mean this Sub-Sublease, and along with the sections and paragraphs set out in this Sub-Sublease, shall be the complete terms and conditions of this Sub-Sublease; provided, however, that the following sections of the Sublease shall be excluded from this Sub-Sublease or otherwise revised as indicated: Paragraph 2 (except that CBOOKS acknowledges the rights of CDS to terminate the Master Lease as referenced in this Paragraph), Paragraph 3 (except to the extent of the obligations provided in Paragraph 3(b) of this Sub-Sublease), Paragraph 5, Paragraph 6 (except that CBOOKs shall have quiet enjoyment of the Subleased Premises as long as it is not in default under this Sub-Sublease), Paragraph 7, Paragraph 8 (except that MFI represents and warrants that it is not in default under the Sublease), Paragraph 9, Paragraph 13 (except that the parties recognize that Colliers Parrish International, Inc. is representing MFI and Wayne Mascia Associates is representing CBOOKS in connection with the Sub-Sublease and that MFI agrees to pay any commission that may due said brokers), and Paragraph 14. With respect to the provisions of the Master Lease incorporated into the Sublease pursuant to Paragraph 4 of the Sublease, references in such provisions to "Landlord" and "Tenant" shall be deemed to mean and refer to respectively, the parties defined under the Sublease as "Sublessor" and "Sublessee."

                       (b) Recourse to Master Landlord. Notwithstanding Paragraph 6(a) hereof, it is understood and agreed that MFI shall have no obligation or responsibility to provide or perform any service, maintenance, utility, repair, alteration or other similar obligation which is the obligation of Master Landlord or CDS to provide or perform pursuant to the terms of the Master Lease or Sublease. If CBOOKS shall notify MFI that Master Landlord or CDS is not supplying services to the Subleased Premises as required under the Master Lease or Sublease, MFI will promptly request Master Landlord or CDS, as appropriate, to perform such services. MFI shall in no event be liable to CBOOKS nor shall CBOOKS's obligations under this Sub-Sublease be impaired or reduced or the performance thereof excused because of any failure or delay on Master Landlord's or CDS's part in providing any such services or in making any repairs or alterations, or in performing or observing any similar obligation Master Landlord under the Master Lease or CDS under the Sublease. If CDS shall default in its obligation to provide services or make repairs as required under the Sublease to the Subleased Premises, MFI at CBOOKS's request shall exercise reasonable efforts to enforce MFI's rights against CDS (or to cause CDS to enforce its rights against Master Landlord with respect to such services or repairs), but MFI shall have no obligation to bring any legal action or proceeding against CDS. Notwithstanding the foregoing, (i) if as a result of CDS's or Master Landlord's failure to provide services or make repairs as required under the Sublease CBOOK's use of the Subleased Premises is materially and adversely affected for a period of thirty (30) or more days, and (ii) if MFI fails to bring a legal action against CDS for such failure within ten (10) days after CBOOK's written request to do so; then CBOOKS may elect to terminate this Sub-Sublease provided it provides MFI with written notice of such termination within thirty (3o) days after the later to occur of (i) and (ii) above.

                       (c) CBOOKS Has Read Master Lease and Sublease. CBOOKS hereby acknowledges that it has read and is familiar with the terms of the Master Lease and Sublease, and agrees that this Sub-Sublease is subordinate and subject to the Master Lease and Sublease.

               7. Assignment and Subletting. CBOOKS shall not sublet the Subleased Premises or assign this Sub-Sublease without the prior written consent of Master Landlord and CDS, to the extent such consent is required under the Master Lease or Sublease. CBOOKS shall not sublet the Subleased Premises or assign this Sub-Sublease without the prior written consent of MFI, except that such consent shall not be required under the following circumstances provided the assignee or sublessee has a net worth immediately following such sublet or assignment of not less than $2,000,000, and CBOOKS provides MFI with reasonable evidence of the same:

                       (a) Transfer to Purchaser. A transfer of a controlling interest in CBOOKS, including any transfer of stock occurring in connection with an initial public offering of stock in CBOOKS.

                       (b) Transfers to Affiliates. An assignment or sublease to any corporation which controls, is controlled by or is under common control with CBOOKS, or to any corporation resulting from the merger or consolidation with CBOOKS, or to any person or entity which acquires all the assets of CBOOKS as a going concern of the business that is being conducted on the Subleased Premises, provided that the assignee assumes, in full, the obligations of CBOOKS under this Sub-Sublease.

                8. Miscellaneous.

                       (a) Notices. All notices or demands of any kind required or desired to be given by MFI to CBOOKS or CBOOKS to MFI hereunder shall be in writing and shall be sent by hand delivery or by a nationally recognized courier service, in which event they shall be deemed given when the same are received, or by depositing such notices or demands in the United States mail, certified or registered, postage prepaid, return receipt requested (unless return receipt indicates not delivered), in which event it shall be deemed given seventy-two
(72) hours after such deposit. All notices or demands shall be addressed to the MFI or CBOOKS, as the case may be, at the address set forth after the signatures to this Sub-Sublease.

                       (b) Entire Agreement. This Sub-Sublease represents the entire agreement between the parties to this Sub-Sublease and supersedes all prior agreements between the parties, whether written or oral. There are no representations between MFI and CBOOKS other than those contained in this Sub-Sublease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge this Sub-Sublease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

                       (c) Successors and Assigns. The terms, covenants and conditions contained in this Sub-Sublease shall, subject to the provisions of this Sub-Sublease relating to assignment and subletting, apply to, be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

                       (d) Waivers. No delay or omission in the exercise of any right or remedy of MFI upon any default by CBOOKS shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by MFI of delinquent rents or charges, or the acceptance of partial payments of such rents or charges, shall not constitute a waiver of any other default. No act or conduct of MFI, including, without limitation, the acceptance of keys to the Subleased Premises, shall constitute an acceptance of the surrender of the Subleased Premises by CBOOKS before the expiration of or sooner termination of the Term. Only a written notice from MFI to CBOOKS shall constitute acceptance of the surrender of the Subleased Premises and accomplish a termination of this Sub-Sublease.

                       (e) Time of Essence. Time is of the essence of this Sub-Sublease.

                       (f) Attorney's Fees. If any party commences an action against the other party arising out of or in connection with this Sub-Sublease, the prevailing party shall be entitled to recover from the nonprevailing party the cost and expenses of such action, including reasonable attorneys' fees and court costs. The "prevailing party" will be determined by the court before whom the action was brought based upon the assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

                       (g) Counterparts. This Sub-Sublease may be executed in counterparts, each of which shall constitute an original and shall be binding upon all parties, their successors and permitted assigns.

               9. Condition Precedent. Notwithstanding Paragraph 2 hereof, the Commencement Date of this Sub-Sublease shall not occur until the Master Landlord and CDS have consented to this Sub-Sublease in writing. In the event that such consents are not obtained on or before November 8, 1996, this Sub-Sublease shall have no further force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease as of the date first above written.

MFI:                                           CBOOKS:

MILLER FREEMAN, INC.                           CBOOKS EXPRESS


By:    /s/ W. Ambrose                          By:    /s/ Chris MacAskill
       ----------------------------                   --------------------------

Its:   Senior Vice President & CFO             Its:   President
       ----------------------------                   --------------------------

Address:                                       Address:
600 Harrison Street                            3347 Shady Spring Lane
San Francisco, CA 94107                        Mountain View, CA 94040
Attn: Terry Wynn                               Attn: Chris MacAskill



CDS:

CONTROL DATA SYSTEMS, INC.


By:    /s/ W.D. Seiler
       -------------------------
Its:   Director Real Estate
       -------------------------


Address:
4201 Lexington Avenue, North
Arden Hills, MN  55126
Attn:  R/E Dept.

                                    EXHIBIT A

                             MASTER LEASE AGREEMENT

                                    EXHIBIT B

                               SUBLEASE AGREEMENT

                                    EXHIBIT A

                             BASIC LEASE INFORMATION



                       DATE:   June 1,1994

                   LANDLORD:   THE PRUDENTIAL INSURANCE COMPANY OF
                               AMERICA, a New Jersey corporation

                     TENANT:   CONTROL DATA SYSTEMS, INC., a Delaware corporation

                   PREMISES:   Building Address:    1306 Orleans Drive
                                                    Sunnyvale, CA  94089

                        USE: General Office, warehouse and light electronic manufacturing and assembly

                       TERM:   Sixty (60) months

ESTIMATED COMMENCEMENT DATE:   August 1, 1994

                  BASE RENT:   $15,000 per month

               ADVANCE RENT:   $15,000 per month

         ESTIMATED EXPENSES:   Operating:           $1,925.60 per month
                               Real Property Taxes: $2,007.88 per month

  TENANT'S PERCENTAGE SHARE:   50% of Building
                               25% of Property

           SECURITY DEPOSIT:   None

                    BROKERS:   Tenant's Brokers:    Mr. Eric Anderson
                                                    Cornish & Carey Commercial

                                                    Mr. Gregg Von Thaden
                                                    J.R.  Parrish

                               Landlord's Broker:   David P. Jonas
                                                    Blickman Turkus Commercial
                                                    Industrial Real Estate

           CONTRACT MANAGER:   Edward Pike Company

         ADDRESS FOR NOTICES   Landlord:            The Prudential Insurance Company
                                                    of America
                                                    4309 Hacienda Drive, Suite 500
                                                    Pleasanton, CA  94588

                               Contract Manager:    Edward Pike Company
                                                    P.O.  Box 689
                                                    Orinda, CA  94563

                                                    with a copy to:
                                                    Edward Pike Company
                                                    2157 O'Toole Avenue
                                                    San Jose, CA  95131

                               Tenant:              Control Data Systems, Inc.

                                               4201 Lexington Avenue North
                                               Arden Hills, MN  55126
                                               Attn:  Director of Real Estate

                          With a copy to:      Legal Department

   TENANT IMPROVEMENTS:   Base Allowance:      $205,000
                          Maximum Allowance:   $330,000

 EXHIBITS AND ADDENDUM:   Exhibit A - Site Plan of Premises
                          Exhibit B - Commencement Date Memorandum
                          Exhibit C - ADA Improvements
                          Exhibit D - Rules and Regulations
                          Exhibit E - Commission Schedule

              INITIALS:   /s/ WA                   /s/ WDS
                          -----------------        ------------------
                          Landlord                 Tenant

               THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered into by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease and not expressly defined herein shall have the meanings set forth in the Basic Lease Information.

               1. Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information, together with the right in common to use the Common Areas of the Building and the Property (as shown in Exhibit A). The Common Areas shall mean the areas and facilities within the Building and the Property provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Building and/or the Property (e.g., loading and unloading areas; sidewalks; walkways; driveways; landscaped areas; common entrances and hallways; trash disposal facilities; and unreserved parking areas).

               2. Term.

                       (a) Lease Term. The Term of this Lease shall commence on the Commencement Date (as defined in subsection 2(b)) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall extend for the period (i.e., Term) specified in the Basic Lease Information.

                       (b) Commencement Date. The "Commencement Date" of this Lease shall be the earliest to occur of the following, as reasonably determined by Landlord: (i) August 1, 1994, or (ii) the date Tenant occupies the Premises for the conduct of Tenant's business. For purposes of the foregoing, Tenant shall not be deemed to be conducting business if Tenant's sole activity in the Premises is the construction of Tenant Improvements pursuant to Section 7.

                       (c) Premises Not Delivered. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date (as set forth in the Basic Lease Information), (i) Tenant shall not be obligated to pay Rent until the Commencement Date; (ii) the Term shall not be extended; (iii} the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease; and (iv) Landlord shall not be subject to any liability.

                       (d) Commencement Date Memorandum. When the Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit B, setting forth the Commencement Date and the expiration date ("Expiration Date") of this Lease.

                       (e) Early Entry. If Tenant is permitted to enter the Premises prior to the Commencement Date for the purposes of fixturing or any purpose other than occupancy permitted by Landlord, the entry shall be subject to all the terms and provisions of this Lease, except that the payment of Rent shall commence as of the Commencement Date.

               3. Rent. As used in this Lease, the term "Rent" shall include:
(i) the Base Rent; (ii) Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. This Lease is intended to be a triple net lease, with all costs, expenses and charges (including the Operating Expenses) paid by Tenant except as otherwise specifically provided in subsection 10(b). Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, any amount which is not paid when due shall bear interest from the date due until the date paid at the rate equal to the Reference Rate announced from time to time by the Bank of America plus five percent (5%) ("Interest Rate").

               4. Base Rent. Tenant shall pay Base Rent to Contract Manager (or other entity designated by Landlord), in advance, on the first day of each calendar month of the Term, at Contract Manager's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Base Rent shall be the amount set forth in the Basic Lease Information.

                5. Operating Expenses.

                       (a) Operating Expenses as Portion of Rent. Tenant shall pay as additional Rent Tenant's Percentage Share of the Operating Expenses paid or incurred by Landlord during the calendar year. Tenant acknowledges that certain Operating Expenses will be allocated to the Building and certain Operating Expenses will be allocated to the Property. Landlord's reasonable allocation of Operating Expenses to the Building and the Property shall be conclusive and binding on the parties.

                       (b) Definition of Operating Expenses. The term "Operating Expenses" shall mean (i) all of Landlord's direct costs and expenses of operation, repair and maintenance of the Building, the Property and the Common Areas and supporting facilities, as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting principles, consistently applied; (ii) costs, or a portion thereof, properly allocable to the Building, Property or Common Areas of any capital improvements made to the Building, Property or Common Areas by Landlord which comprise labor-saving devices or other equipment intended to improve the operating efficiency of any system within the Building, Property or Common Areas (such as an energy management computer system) to the extent of cost savings in Operating Expenses as a result of the device or equipment, as reasonably determined by Landlord; and (iii) costs properly allocable to the Building, Property or Common Areas of any capital improvements made to the Building, Property or Common Areas by Landlord that are required under any governmental governmental law or regulation that was not applicable to the Building, Property and Common Area at the time they were constructed, or that are reasonably required for the health and safety of tenants in the Property or Building, the costs, or allocable portion thereof, to be amortized over its useful life as reasonably determined by Landlord and Tenant will pay Tenant's Percentage Share based on the time remaining in the lease term, together with interest upon the unamortized balance at the Interest Rate or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing the capital improvements. The term "Operating Expenses" shall include the costs of all utilities (including surcharges) for the Property and Building; the cost of all insurance which Landlord or Landlord's lender deems necessary for the Property and Building; a reasonable management fee; and the Real Property Taxes (as defined in subsection 5(f)). If Landlord elects to self-insure or includes the Property under blanket insurance policies covering multiple properties, then the term "Operating Expenses" shall include the portion of the cost of such self-insurance or blanket insurance allocated by Landlord to this Property. For each calendar year during the Term, the percentage increase in the cost of insurance against property damage caused by earthquake included in Operating Expenses allocated to the Premises over the cost of such insurance for the immediately prior calendar year shall not exceed the percentage increase in the CPI (as defined in Subsection 41.c) last published on or before December 31 of the year in question over the CPI last published prior to January 1 of such calendar year; provided further that the amount of such increase in the cost of earthquake insurance included in Operating Expenses for such calendar year shall deemed to be not be more than eight percent (8%) nor less than three percent (3%) of the cost of such earthquake insurance allocated to the Premises for the calendar year immediately prior to the calendar year in question.

                       (c) Exclusions from Operating Expenses. The term "Operating Expenses" shall not include (i) the cost of any additional or extraordinary services provided to other tenants of the Property; (ii) costs paid directly by Tenant; (iii) principal and interest payments on loans secured by deeds of trust recorded against Property; (iv) real estate sales or leasing brokerage commissions; or (v) executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the manager of the Property and Building. In addition, for each calendar year during the Term, the Operating Expenses for such calendar year shall not exceed the Operating Expenses Cap applicable to such year. As used in this Lease, the term "Operating Expenses Cap" shall mean the following: (i) for the calendar year 1994, there shall be no Operating Expenses Cap; (ii) for the calendar year 1995, the term "Operating Expenses Cap" shall mean the Operating Expenses for calendar year 1994 multiplied times one hundred fifteen percent (115%); and (iii) for each calendar year after 1995, the Operating Expenses Cap shall be an amount equal to the Operating Expenses Cap in effect for the immediately prior calendar year multiplied times one hundred fifteen percent (115%).

                       (d) Estimates of Operating Expenses. During December of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amount of Operating Expenses which will be payable for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount; provided, however, that if notice is not given in December, Tenant shall continue to pay on the basis of the then applicable Rent until the month after the notice is given. If at any time it appears to Landlord that the amount payable for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may give notice to Tenant of Landlord's revised estimate for the year, and subsequent payments by Tenant for the Year shall be based on the revised estimate; provided, however, that Landlord shall not give notice of a revised estimate for any year more frequently than once a calendar quarter.

                       (e) Annual Adjustment. Within one hundred twenty (120) days after the close of each calendar year of the Term, or as soon after the one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the prior calendar year. If, on the basis of the statement, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by Tenant, Landlord shall apply the excess to the next payment of Operating Expenses due. If, on the basis of the statement, Tenant owes an amount that is more than the estimated payments for the calendar year previously made by the Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The statement of Operating Expenses shall be presumed correct and shall be deemed final and binding upon Tenant unless (i) Tenant in good faith objects in writing thereto within thirty (30) days after delivery of the statement to Tenant (which writing shall state, in reasonable detail, all of the reasonable detail, all of the reasons for the objection); and (ii) Tenant pays in full, within thirty (30) days after delivery of the statement to Tenant, any amount owed by Tenant with respect to the statement which is not in dispute. If Tenant objects to Landlord's allocation to this Property of the cost of self-insurance or blanket insurance, such allocation shall nonetheless be presumed correct and shall be deemed final and binding upon Tenant unless Tenant's timely written objection includes credible evidence that Landlord could have obtained substantially comparable insurance coverage for this Property alone at lower cost. Tenant shall have the right upon not less than five (5) business days notice to inspect, at Landlord's office or such other location reasonably designated by Landlord, at Tenant's sole cost and expense, Landlord's records related to the amount and calculation of Operating Expenses; provided however, such inspection must be conducted (if at all) within thirty (30) days after the delivery of Landlord's Statement of Operating Expenses for such year. In the event inspection discloses that Tenant has overpaid Operating Expenses for the calendar year, and the results of such inspection are verified by Landlord (which verification shall not be unreasonably withheld), then Landlord shall reimburse Tenant for such overpayment within forty-five (45) days after the completion of such inspection.

                       (f) Definition of Real Property Taxes. The term "Real Property Taxes" shall mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax, other than net income, estate, succession, inheritance, transfer or franchise taxes, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements)for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

                       (g) Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

                       (h) Taxes on Tenant Improvements and Personal Property. Notwithstanding any other provision hereof, Tenant shall pay the full amount of any Real Property Taxes during the Term resulting from any and all alterations and tenant improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

               6. Proration of Rent. If the Commencement Date is not the first day of the month, or if the end of the Term is not the last day of the month, Rent shall be prorated on a monthly basis (based upon a thirty (30) day month) for the fractional month during the month which this Lease commences or terminates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to subsection 5(e) which are to be performed after the termination.

               7. Tenant Improvements.

                       (a) Tenant shall construct within the Premises certain tenant improvements ("Tenant Improvements") in accordance with this Section 7. Tenant will provide Landlord with preliminary plans and specifications and working drawings for the Tenant Improvements, which Landlord shall have the right to approve, and which approval shall not be unreasonably withheld or delayed; provided, however, Landlord shall have the right to withhold such approval acting in Landlord's sole discretion if the proposed Tenant Improvements materially affect the structure, roof or exterior appearance of the Premises, except for store front glass replacing the roll up door located within the Premises (so long as obstacles are placed in front of the glass to prevent vehicles from inadvertently driving through the glass). Tenant shall be required to install as part of the Tenant Improvements the improvements specified on attached Exhibit C. Tenant shall construct the Tenant Improvements in accordance with the plans and specifications and working drawings, approved by Landlord, in good and workmanlike manner, using new and refurbished materials and in accordance with all applicable laws. Any such refurbished materials shall be shown on the plans and specifications submitted for Landlord's approval. Any proposed change in the approved plans and specifications and/or the working drawings shall be subject to Landlord's further approval as specified above. The initial Tenant Improvements approved by Landlord shall not be considered an alteration under Section 9 and shall not be required to be removed from the Premises upon the expiration or earlier termination of the Term. Landlord shall contribute to the cost of the Tenant Improvements a tenant improvements allowance (the "Tenant Improvement Allowance") in an amount not to exceed $330,000, as specified below.

                       (b) Tenant shall submit to Landlord invoices and other reasonable substantiating documentation with respect to the Tenant Improvements, and within thirty (30) days after Landlord's receipt thereof, Landlord shall pay to Tenant the amounts requested in the submitted invoices, provided that the following conditions have been satisfied: (1) on the date of such request, Tenant is not in default of Tenant's obligations under the Lease; (2) the work and/or materials for which reimbursement is requested has been completed and conforms with the approved plans specifications and drawings and otherwise complies with the requirements of Section 7(a) as reasonably determined by Landlord; and (3) Tenant shall have delivered to Landlord such mechanic's lien waivers as Landlord may reasonably request to assure lien-free construction and completion of the Tenant Improvements. Upon Tenant's request, which request shall be delivered concurrently with the invoices for which Tenant is requesting payment, provided that all other conditions to payment have been satisfied, Landlord shall make payments of the Tenant Improvement Allowance co-payable to Tenant and Tenant's contractor. Subject to the limitations specified below, this procedure shall be repeated until Landlord has expended the full Tenant Improvement Allowance. Tenant shall have six (6) months from August 1, 1994 to construct the Tenant Improvements and submit invoices, an architect's certificate certifying compliance with clause (2) above with respect to work for which payment is requested, and such lien releases as Landlord may request pursuant to clause (3) above therefor to obtain reimbursement from Landlord from the Tenant Improvement Allowance. If Tenant does not construct such Tenant Improvements and submit invoices and such substantiating documentation therefor within such six (6) month period. Tenant shall be deemed to have waived any right to claim any further payment under the Tenant Improvement Allowance. In no event shall Tenant's obligation to pay rent be reduced by any unexpended amount of the Tenant Improvement Allowance. Tenant shall have the right to apply the Tenant Improvements Allowance only to costs and fees incurred by Tenant in the design and construction of the Tenant Improvements, including but not limited to, telephone wiring and computer cabling.

                       (c) If Tenant receives more than Two Hundred Five Thousand Dollars ($205,000) (the "Base Allowance") of the Tenant Improvement Allowance, then monthly Base Rent shall be increased by an amount equal to Twenty One and 25/100 Dollars ($21.25) for each One Thousand Dollars ($1,000), or portion thereof, of the Tenant Improvement Allowance received by Tenant which exceeds the Base Allowance.

               8. Uses of Premises.

                       (a) Tenant shall use the Premises solely for the use set forth in the Basic Lease Information, and Tenant shall not use the premises for any other purpose without obtaining the prior written consent of Landlord, which consent shall be given or withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion. Tenant shall, at its own cost and expense, comply with all laws, rules, regulations, orders, permits, licenses and ordinances issued by any governmental authority (including, without limitation, except as provided in Section 43, the Americans with Disabilities Act) which relate to the condition, use or occupancy of the Premises during the term of this Lease. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to other tenants in the Building and/or the Property.

                       (b) "Hazardous Substance" shall mean the substances including, within the definitions of the term "Hazardous Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., and the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Section 25300 et seq., and regulations promulgated thereunder, as amended. "Hazardous Waste" shall mean to (a) any waste listed as or meeting the identified characteristics of a "Hazardous Waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and regulations promulgated pursuant thereto, collectively "RCRA", or (b) any waste meeting the identified characteristics of "Hazardous Waste" under California Hazardous Waste Control Law, California Health and Safety Code Section 25100 et. seq., and regulations promulgated pursuant thereto, collectively "CHWCL". "Hazardous Waste Facility" shall mean a hazardous waste facility as defined under CHWCL.

                       (c) Tenant covenants that, at its sole cost and expense, it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes which Tenant and/or Tenant's agents, employees and/or contractors uses on or about the Premises, and Tenant will provide Landlord with copies of all permits, registrations or other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Premises. Additionally, Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D, the requirements of the Board of Fire Underwriters or Landlord's insurance carrier, and to comply with covenants, conditions and restrictions ("CC&R's"), if any, applicable to the Property.

                       (d) Tenant agrees that it shall not operate on the Premises any facility required to be permitted or licensed as a Hazardous Waste Facility or for which interim status as such is required. Nor shall Tenant store any Hazardous Wastes on the Premises for ninety (90) days or more.

                       (e) Tenant agrees to comply with all applicable laws, rules, regulations, orders, and permits relating to underground storage, tanks (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health and Safety Code,
Section 25281(u), including, without limitation, complying with California Health and Safety Code Sections 25280-25299.6 and the regulations promulgated thereunder. Tenant shall furnish to Landlord copies of all registrations and permits for all underground storage tanks.

                       (f) If applicable, Tenant shall provide to Landlord in writing the following information and/or documentation at the Commencement Date and within sixty (60) days of any change in the required information and/or documentation:

                                (i) A list of all hazardous substances and/or
wastes that Tenant uses, handles, generates, transports, stores, treats or disposes in connection with its operations on the Premises.

                               (ii) Copies of all Material Safety Data Sheets
("MSDS's") required to be completed with respect to operations of Tenant at the Premises in accordance with Title 8, California Code of Regulations Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto. In lieu of this requirement, Tenant may provide a Hazardous Material Inventory Sheet that details the MSDS's.

                               (iii) Copies of all hazardous waste manifests, as
defined in Title 22, California Code of Regulations Section 66481, that Tenant is required to complete in all connections with its operations at the Premises.

                               (iv) A copy of any Hazardous Materials Management
Plans required with respect to Tenant's operations.

                               (v) Copies of any contingency Plans and Emergency
Procedures required of Tenant due to its operations in accordance with Title 22, Chapter 30, Article 20, of the California Code of Regulations, and any amendments thereto.

                               (vi) Copies of any biennial reports to be
furnished to California Department of Health Services relating to hazardous substances or wastes.

                               (vii) Copies of all industrial waste water
discharge permits.

                       (g) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "Radioactive Materials" or "Radiation", as such materials are defined in Title 17, California Code of Regulations Sections 30100(w) and (z) or possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion. The Tenant in connection with any authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation shall:

                               (i) Comply with all federal, state and local
laws, rules, regulations, orders, licenses and permits;

                               (ii) Furnish Landlord with a list of all
radioactive materials or radiation received, stored, possessed, used, transferred or disposed; and

                               (iii) Furnish Landlord with all licenses,
registration materials, inspection reports, orders and permits in connection with the receipt, storage, possession, use, transfer or disposal or radioactive materials or radiation.

                       (h) Tenant agrees to comply with any and all applicable laws, rules, regulations, and orders with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials. Tenant agrees to notify Landlord in writing of any unauthorized release into the environment within twenty-four (24) hours of the time at which Tenant becomes aware of such release.

                       (i) Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, (including diminution in value or loss of rental value following expiration or earlier termination of the Term) liabilities, costs, legal fees, and expenses of any sort arising out of or relating to any unauthorized release into the environment of hazardous substances or wastes or radiation or radioactive materials by Tenant or any of Tenant's agents, contractors or invitees, or Tenant's failure to comply with Subparagraphs (a)-(h) of this section of the Lease.

                       (j) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Premises to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances wastes or radiation or radioactive materials without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

                       (k) Notwithstanding Landlord's rights of inspection and review under this paragraph, Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph.

                       (l) This Section 8 of the Lease shall survive termination of the Lease.

               9. Alternations.

                       (a) Permitted Alterations. Tenant shall give Landlord not less than ten (10) days' notice of any alteration Tenant desires to make to the Premises. Tenant shall not make any alteration in, on or about the Premises without the prior written consent of Landlord unless the alteration does not affect the Building structure, the exterior appearance of the Building, the roof or the Building systems (e.g., electrical systems) and the aggregate cost of such alterations during any two (2) year period is not in excess of Fifteen Thousand Dollars ($15,000.00). Tenant shall comply with all rules, laws, ordinances and requirements applicable at the time Tenant make any alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each alteration. Tenant shall be solely responsible for maintenance and repair of all alterations made by Tenant. As used in this
Section 9, the term "alteration" shall include any alteration, addition or improvement.

                       (b) Liens. If, because of any act or omission of Tenant or any subtenant, licensee or invitee of Tenant and/or their respective agents, employees and/or contractors, any mechanics' lien or other lien is filed against the Premises, the Building, the Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant, at its own expense, shall cause it to be discharged of record within a reasonable time, not to exceed thirty (30) days, after the date of the filing. In addition, Tenant shall defend and indemnity Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting from the lien.

                       (c) Ownership of Alterations. Any alteration made by Tenant immediately shall become Landlord's property. Except as provided in subsection 9(d), Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any alterations made by Tenant and to restore the Premises to its condition prior to the alteration.

                       (d) Request Regarding Removal Obligation. At the time that Tenant requests Landlord's consent to any alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the alteration by the end of the Term, and to restore the Premises to its condition prior to the alteration.

               10. Repairs.

                       (a) Tenant's Obligation. Except as provided in subsection 10(b), Tenant, at all times during the Term and at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage thereto not caused by Tenant, by fire, earthquake, acts of God or the elements excepted. Upon delivery of the Premises to Tenant, the plumbing, electrical, and mechanical systems shall be in good working condition and order. Landlord shall repair, at its sole cost and expense any defective or malfunctioning component of the heating, ventilation and air conditioning system (HVAC), the plumbing system and/or electrical system, provided that Tenant delivers written notice to Landlord describing the nature or malfunction within one hundred eighty (180) days after delivery of possession of the Premises to Tenant; provided further that Landlord shall not be responsible for such repairs, if such repairs are required as a result of an act or omission of Tenant and/or Tenant's agents, employees and/or contractors (including, without limitation, the installation by Tenant of the Tenant Improvements). After the expiration of such one hundred eighty (180) day period, any maintenance, repair and/or replacement of such utility systems shall be performed by Tenant at Tenant's sole cost and expense, except for a defect or malfunction of which Tenant has notified Landlord within such one hundred eighty
(180) day period. Tenant hereby waves all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided in California Civil Code Section 1942 or any other law, statute or ordinance now or hereafter in effect.

                       (b) Landlord's Obligations. Landlord, at Landlord's expense, shad repair and maintain the structural portions of the roof (but not roof membrane or other non-structural elements of the roof, except as provided below) and structural portions of the Building unless the maintenance and repair are caused in whole or in part by the act, neglect, fault or omission of any duty of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of the maintenance and repairs caused in whole or in part by Tenant. Not later than sixty (60) days after the Commencement Date, Landlord shall cause the details of where the HVAC units are located on the roof and at the point where the flashing terminates at the perimeter wall to be recaulked, at Landlord's sole cost and expense. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alternations or improvements in or to the fixtures, appurtenances and equipment therein. Landlord shall maintain the Common Areas and the costs of such maintenance shall be included in Operating Expenses.

               11. Damage or Destruction.

                       (a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord promptly and diligently shall repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

                       (b) Right to Terminate. Landlord and Tenant each shall have the option to terminate this Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably determines that the repair of the Premises or the Building cannot be completed within one hundred eighty (180) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after the damage or destruction, in which event this Lease shall terminate fifteen (15) days after the date of the notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, Landlord promptly shall commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises as soon as practicable and thereafter prosecute the repair diligently to completion, in which event this Lease shall continue in full force and effect.

                       (c) Limited Obligation to Repair. Landlord's obligation, should Landlord elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements which are constructed and paid for by Landlord pursuant to Exhibit B. Tenant, at its option and expense, shall replace or fully repair all trade fixtures, equipment and other improvements installed by Tenant and existing at the time of the damage or destruction.

                       (d) Abatement of Rent. In the event of any damage or destruction to the Premises which does not result in termination of this Lease, the Base Rent temporarily shall be abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereafter enacted.

                       (e) Damage Near End of Term and Extensive Damage. In addition to the rights to termination under subsection 11(b), either Landlord or Tenant shall have the right to cancel and terminate this Lease as of the date of the occurrence of destruction or damage if the Premises or the Building is substantially destroyed or damaged (i.e., there is damage or destruction which Landlord determines would require more than six (6) months to repair) and made untenantable during the last twelve (12) months of the Term. Landlord or Tenant shall give notice of its election to terminate this Lease under this subsection 11(e) within thirty 130) days after Landlord determines that the damage or destruction would require more than six (6) months to repair. If neither Landlord nor Tenant elects to terminate this Lease, the repair of the damage shall be governed by subsection 11(a) or 11(b), as the case may be.

                       (f) Insurance Proceeds. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for those proceeds which specifically insured Tenant's personal property and trade fixtures.

               12. Eminent Domain. If all or any part of the Premises is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking, and if the taking or conveyance causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises is taken or convoyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the Rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for the taking or conveyance shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of (i) the then unamortized cost of any alterations paid for by Tenant; (ii) the value of Tenant's trade fixtures; (iii) Tenant's loss of goodwill (so long as such award does not reduce any award to Landlord); (iv) Tenant's relocation costs and (v) Tenant's loss of business and business interruption.

               13. Indemnity and Insurance.

                       (a) Indemnity. Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and its constituent parts and hold them harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises, and Tenant hereby releases Landlord and its constituent parts from any and all liability for the same except to the extent it is determined that such liability arose from the sole negligence of Landlord, its employees, agents or subcontractors. Tenant's obligation to indemnify Landlord and its constituent parts hereunder shall include the duty to defend against any claims asserted by reason of any loss, damage or injury, and to pay any judgments, settlements, costs, fees and expenses, including attorney's fees, incurred in connection therewith.

                       (b) Insurance. At all times during the term of this Lease, Tenant shall carry, at its own expense, for the protection of Tenant, Landlord, Landlord's constituent parts and Landlord's management agents, as their interests may appear, one or more policies of comprehensive general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord with minimum coverages of One Million Dollars ($1,000,000.00) for injury to one person in any one accident, Three Million Dollars ($3,000,000.00) for injuries to more than one person in any one accident and Two Million Dollars ($2,000,000.00) in property damage per accident and insuring against any and all liability for which Tenant is responsible under this Lease. The insurance policy or policies shall name Landlord, Landlord's constituent parts and Landlord's management agents as additional insured, and shall provide that the policy or policies may not be cancelled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with certificates evidencing the insurance. If Tenant fails to carry the insurance and furnish Landlord with copies of all the policies after a request to do so, Landlord shall have the right to obtain the insurance and collect the cost thereof from Tenant as additional Rent.

               14. Assignment and Subletting.

                       (a) Landlord's Consent. Tenant shall not assign, sublet or otherwise transfer all or any portion of Tenant's interest in this Lease (collectively, "sublet") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Consent by Landlord to one sublet shell not be deemed to be a consent to any subsequent sublet.

                       (b) Effect of Sublet. Each sublet to which Landlord has consented shall be by an instrument in writing, in a form satisfactory to Landlord as evidenced by Landlord's written approval. Each sublessee shall agree in writing, for the benefit of Landlord, to assume, to be bound by and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease, and Landlord shall have the right to proceed against Tenant without proceeding against the subtenant.

                       (c) Information to be Furnished. If Tenant desires at any time to sublet the Premises, Tenant first shall notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant (ii) the nature of the proposed subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease and a copy of the proposed sublease form; and (iv) such financial information, including financial statements, as Landlord reasonably may request concerning the proposed subtenant.

                       (d) Landlord's Election. At any time within fifteen (15) days after Landlord's receipt of the information specified in subsection 144(c), Landlord, by written notice to Tenant, may elect to either approve or disapprove the sublease, which consent shall not be unreasonably withheld. If Landlord fails to elect either of the alternatives within the twenty (20) day period, it shall be deemed that Landlord has refused its consent to the sublet. If Landlord refuses its consent, Landlord shall deliver to Tenant a statement of the basis for its refusal. Any attempted sublet without Landlord's consent shall not be effective.

                       (e) Payment Upon Sublet. If Landlord consents to the sublet, Tenant thereafter may enter into a valid sublet of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to subsection 15(c), subject to the condition that fifty percent (50%) of any excess of the monies due to Tenant under the sublet ("subrent") after expenses for tenant improvements, marketing costs and commissions paid for by Tenant in connection with such subletting over the Rent required to be paid by Tenant hereunder shall be paid to Landlord. Any subrent to be paid to Landlord pursuant hereto shall be payable to Landlord as and with the Base Rent payable to Landlord hereunder pursuant to the terms of
Section 4. The term "subrent" as used herein shall include any consideration of any kind received, or to be received, by Tenant from the subtenant, it the sums are related to Tenant's interest in this Lease or in the Premises, including, without limitation, bonus money, and payments (in excess of fair market value thereof) for Tenant's assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles and any capital stock or other equity ownership of Tenant.

                       (f) Executed Counterparts. No sublet shall be valid nor shall any subtenant take possession of the Premises until an executed counterpart of the sublease has been delivered to Landlord and approved in writing.

                       (g) Transfer to Purchaser. A transfer of this Lease to one or more purchasers of a majority interest in Tenant shall be deemed a sublet under this Lease, except for a transfer of controlling interest in Control Data Systems, Inc.

                       (h) Transfers to Affiliates. Tenant may assign this Lease or sublet the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that the assignee assumes, in full, the obligations of Tenant under this Lease.

               15. Default.

                       (a) Tenant's Default. At the option of Landlord, a material breach of this Lease by Tenant shall exist if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) it Tenant shall have failed to pay Rent, including Tenant's Percentage Share of Operating expenses, or any other sum required to be paid hereunder when due, together with interest at the Interest Rate, from the date the amount became due through the date of payment, inclusive; (ii) it Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen (15) day period; provided, however, it the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty
(30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law: or (viii) if Tenant shall have failed to comply with the provisions of Section 23 or 25. An Event of Default shall constitute a default under this Lease.

                       (b) Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                               (i) Upon an Event of Default, Landlord may
continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

                               (ii) Upon an Event of Default, Landlord may
terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting;
(3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The Worth at the time of award, of the amounts referred to in subsections
(ii)(a) and (ii)(b) is computed by allowing interest at the Interest Rate, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                       (c) Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to performed the obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has tailed to perform the obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance within the thirty (30) day period and thereafter shall diligently prosecute the same to completion.

               16. Landlord's Right to Perform Tenant's Covenants. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

               17. Intentionally omitted.

               18. Surrender of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the expiration or early termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's personal property, trade fixtures and any alterations required to be removed pursuant to Section 9. Tenant shall repair damage or perform any restoration work required by the removal. If Tenant fails to remove any personal property, trade fixtures or alterations after the end of the Term, Landlord may remove the property and store it at Tenant's expense, including interest at the Interest Rate. It the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

               19. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the termination of this Lease, the tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased in an amount equal to one hundred fifty percent (150%) of the Base Rent during the last month of the Term (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The month-to-month tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease and Tenant shall vacate the Premises immediately upon Landlord's request.

               20. Access to Premises. Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable notice, except in the case of an emergency (in which event no notice shall be necessary), to inspect the Premises; to post Notices of Nonresponsibility and similar notices and to show the Premises to interested parties such as prospective mortgagors, purchasers and tenants to make necessary alterations, additions, improvements or repairs either to the Premises, the Building or other premises within the Building; and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's operations.

               21. Signs. The size, design, color, location and other physical aspects of any sign in or on the Building shall be subject to the CC&R's, if any, Rules and Landlord's approval prior to installation, and to any appropriate municipal or other governmental approvals. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. Tenant shall have the right to install a monument sign on the Property subject to the following terms and conditions: (a) the location, size, design and other matters concerning the physical location and appearance of the sign shall be subject to Landlord's prior written approval; (b) Tenant shall obtain all necessary approvals and permits for the installation of the sign and the sign shall be installed in compliance with all applicable laws; (c) the sign shall be considered an alteration pursuant to
Section 9; and (d) the sign shall not violate the signage rights of any other tenant on the Property or any CC&Rs.

               22. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives and releases the other of and from any and all rights of recovery, claim, action or cause of action against the other, its subsidiaries, directors, agents, officers and employees, for any loss or damage that may occur to the Premises, the Building or the Property; to improvements to the Building or personal property (building contents) within the Building; or to any furniture, equipment, machinery, goods and supplies not covered by this Lease which Tenant may bring or obtain upon the Premises or any additional improvements which Tenant may construct on the Premises by reason of fire, the elements or any other cause which is required to be insured against under this Lease, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, subsidiaries, directors, officers and employees, to the extent insured against under the terms of any insurance policies carried by Landlord or Tenant and in force at the time of any such damage, but only if the insurance in question permits such a partial release in connection with obtaining a waiver of subrogation from the insurer. Because this Section 22 will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

               23. Subordination.

                       (a) Subordinate Nature. Except as provided in Subsection 23(b), this Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Property, the Building or the premises, to the CC&R's, if any, and to all renewals, modifications, consolidations, replacements and extensions thereof. Within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder") to make this Lease subordinate to the lien of any lease, mortgage or deed of trust, as the case may be.

                       (b) Possible Priority of Lease. If a Lessor or a Holder advises Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven
(7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the form presented to Tenant, which Landlord, Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

                       (c) Recognition or Attornment Agreement. If Landlord or Holder requests Tenant to execute a document subordinating this Lease, the document shall provide that, so long as Tenant is not in default, Lessor or Holder shall agree to enter into either a recognition or attornment agreement with Tenant, or a new lease with Tenant upon the same terms and conditions as to possession of the Premises, which shall provide that Tenant may continue to occupy the Premises so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.

               24. Transfer of the Property. Upon transfer of the Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

               25. Estoppel Certificates. Within ten (10) days following written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, in the form prepared by Landlord. The certificate shall: (i) certify that this Lease is unmodified and in full force and effect or, if modified, state the nature of the modification and certify that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or it there are uncured defaults on the part of the Landlord, state the nature of the uncured defaults; and (iii) evidence the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Property from Landlord.

               26. Mortgage Protection In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Property and shall offer the beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Property or the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

               27. Attorney's Fees. If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, such attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor.

               28. Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees resulting from this Lease. Brokerage commissions shall be paid by Landlord in accordance with attached Exhibit E.

               29. Parking. Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to use in excess of its proportionate share of parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. As of the date of this Lease, there is one (1) parking space for each two hundred eighty five (285) rentable square feet of building space within the Property. Landlord acknowledges that Landlord will not construct any additional improvements on the Property which would cause, the number of parking spaces to be less than one (1) per two hundred eighty five (285) rentable square feet of building space on the Property. However, Tenant acknowledges that parking may be interfered with or impaired as a result of damage, destruction, taking by a governmental authority, moratorium, initiative, referendum, law, ordinance, regulation or order passed by a governmental or quasi-governmental authority, or temporarily as a result of maintenance, repair or other improvements being performed by Landlord on the Property.

               30. Utilities and Services. Tenant shall be solely responsible for obtaining and paying for all utilities and services, including heating, air conditioning, ventilation (i.e., HVAC service contracts, janitorial and security) in connection with the Premises. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of, Landlord's failure to furnish or Tenant's failure to obtain any such utility or service any of the foregoing.

               31. Modification for Lender. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not withhold, delay or defer its consent thereto, provided such modifications, do not materially affect Tenant's rights hereunder (as determined by Tenant acting in Tenants sole discretion but in otherwise good faith).

               32. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof, Landlord shall be entitled to retain any sums received by Landlord and apply them to damages, costs and expenses incurred by Landlord if Tenant fails to accept delivery of the Premises. Tenant will pay first months rent upon receipt of the fully executed lease.

               33. Use of Names. Tenant shall not use the name of the Building or the name of the business park in which the Building is located in the name or title of its business or occupation without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Landlord.

               34. Recording. Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

               35. Quitclaim. Upon any termination of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

               36. Notices. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be given by hand delivery, telecopy or the United States mail. Notices which are sent by telecopy shall be deemed to have been given upon receipt. Notices which are mailed shall be deemed to have been given when seventy-two (72) hours have elapsed after the notice was deposited in the United States mail, registered or certified, the postage prepaid, addressed to the party to be served. As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

               37. Landlord's Exculpation. In the event of default, breach or violation by Landlord (which term includes Landlord's partners, co-venturers and co-tenants, and officers, directors, employees, agents and representatives of Landlord and Landlord's partners, co-venturers and co-tenants) of any of Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building and Property or the proceeds of a public sale of the ownership interest pursuant to the foreclosure of a judgment against Landlord. Landlord shall not be personally liable, or liable in any event, for any deficiency beyond its ownership interest in the Building and Property.

               38. Additional Structures. Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

               39. General.

                       (a) Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

                       (b) Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

                       (c) Severability. If any provision of this Lease is held to be invalid, illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

                       (d) Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

                       (e) Gender; Singular; Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

                       (f) Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns (to the extent this Lease is assignable).

                       (g) Waiver. The waiver of Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

                       (h) Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

                       (i) Waiver of Jury. To the extent permitted by law, Tenant hereby waives any right it may have to a jury trial in the event of litigation between Tenant and Landlord pertaining to this Lease.

                       (j) Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

                       (k) Exhibits. The Basic Lease Information and all exhibits attached hereto are hereby incorporated herein and made an integral part hereof.

                       (l) Addendum. The Addendum, if any, attached hereto is hereby incorporated herein and made an integral part hereof.

               40. Right to Terminate.

               Provided that Tenant is not in default under this Lease, either at the time of the delivery of the termination notice referenced in Subsection
(a) below, or any time thereafter until the effective date of termination, Tenant shall have the option to terminate this Lease subject to the terms and conditions specified below:

                       (a) Tenant shall have the right to terminate this Lease effective as of the expiration of the thirty-sixth (36th) full calendar month following the Commencement Date by delivery of written notice to Landlord of such termination not later than six (6) months prior to the effective date of such termination, together with the Lease Termination Payment (as defined below). If Tenant has not timely delivered the foregoing notice together with the Lease Termination Payment, Tenant shall be deemed to have waived Tenant's right to terminate pursuant to this Section 40.

                       (b) As used herein, the term "Lease Termination Payment" shall mean an amount equal to the sum of the unamortized portion of the Tenant Improvement Allowance furnished by Landlord pursuant to Section 7 hereof, and legal fees (such legal fees not to exceed $1,500) incurred in connection with this Lease as amortized over the period commencing as of the Commencement Date and ending on the Expiration Date, together with interest on such unamortized amount at the rate of ten percent (10%) per annum. The Lease Termination Payment shall be delivered to Landlord concurrently with the delivery of Tenant's notice electing to terminate the Lease. If the Lease Termination Payment is not made as specified above (time being of the essence), at Landlord's election, Tenant's termination notice shall be deemed to not have been validly delivered, and this Lease shall remain in full force and effect.

                       (c) Upon the effective date of the termination of this Lease pursuant to this Section 40, Tenant shall surrender possession of the Premises to Landlord subject to the terms of this Lease including without limitation Section 18 of the Lease.

                       (d) If Tenant is in default either at the time of the delivery of Tenant's notice of electing to terminate the lease or at any time thereafter until the effective date of termination, then, at Landlord's election, Tenant's election to terminate shall be deemed null and void and this Lease shall continue in full force and effect.

               41. Option to Extend.

                       (a) Terms of Option. Provided that Tenant is not in default under this Lease either at the time of exercise of the right to extend or on the Expiration Date, Tenant shall have the non-assignable right, at its option, to extend this Lease for one (1) period of five (5) years (the "Extension Term") commencing on the Expiration Date. If Tenant elects to extend this Lease for the Extension Term, Tenant shall give unequivocal written notice ("Exercise Notice") of its exercise to Landlord not less than six (6) months, nor more than nine (9) months prior to the Expiration Date. Tenant's failure to give the Exercise Notice in a timely manner shall be deemed a waiver of Tenant's right to extend. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that
(i) Tenant shall not be entitled to any further option to extend, and (ii) the Base Rent for the Premises during the Extension Term shall be determined as provided in Subsection 41.b. below, (iii) Landlord shall have no obligation to improve or otherwise modify the Premises or to provide any tenant improvement allowance, and (iv) Tenant shall have no right to terminate this Lease pursuant to Section 40.

                       (b) Determination of Base Rent During Extension Term.

                               (i) Agreement on Rent. Subject to the limitations
of this Section, Landlord and Tenant agree that the initial Base Rent during the Extension Term shall be equal to ninety-five percent (95%) of the fair market rental value of the Premises for the Extension Term. Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice in which to agree on the initial Base Rent during the Extension Term. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises, and the rental value of comparable research and development space located in the proximity of the Moffett Park, Orleans Drive area in the City of Sunnyvale. In no event shall the initial Base Rent for the Extension Term be less than the initial Base Rent last payable under this Lease during the Term. If Landlord and Tenant agree on the Base Rent for the Extension Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the initial Base Rent. The Base Rent shall be subject to adjustment as specified in subsection 41.c. effective upon the first day of the thirty-first (31st) month of the Extension Term.

                               (ii) Selection of Appraisers. If Landlord and
Tenant are unable to agree on the initial Base Rent for the Extension Term within the thirty (30) day period, then within fifteen (15) days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in Sunnyvale to appraise and set the initial Base Rent during the Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the initial Base Rent during the Extension Term. If two
(2) appraisers are appointed by Landlord and Tenant as stated in this section, they shall meet promptly and attempt to set the initial Base Rent for the Extension Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this section within ten
(10) days after the last day the two (2) appraisers are given to set the initial Base Rent. If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then president of the real estate board of Santa Clara County, or to the Presiding Judge of the Superior Court of Santa Clara County for, the selection of a third appraiser who meets the qualifications stated in this section. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

                               (iii) Value Determined By Three (3) Appraisers.
Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the Extension Term. If a majority of the appraisers is unable to set the Base Rent within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); ninety-five percent (95%) of the resulting quotient shall be the initial Base Rent for the Premises during the Extension Term. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); ninety-five percent (95%) of the resulting quotient shall be the initial Base Rent for the Premises during the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph, ninety-five percent (95%) of the middle appraisal shall be the initial Base Rent for the Premises during the Extension Term.

                               (iv) Notice to Landlord and Tenant. After the
initial Base Rent for the Extension Term has been set, the appraisers shall immediately notify Landlord and Tenant, and Landlord and Tenant shall immediately execute an amendment to this Lease stating the initial Base Rent.

                       (c) Effective upon the first day of the thirty-first
(31st) month of the Extension Term {the "Adjustment Date"), the Base Rent shall be increased to an amount which results from multiplying the Base Rent in effect immediately prior to the Adjustment Date by a fraction, the numerator of which shall be the Consumer Price Index ("CPI") now known as the "U.S. Department of Labor, Bureau of Labor Statistics Consumer Price Index, San Francisco-Oakland-San Jose Bay Area Region, All Items (1982-84 = 100) last published prior to the Adjustment Date and the denominator of which shall be the CPI last published prior to the commencement of the Extension Term; provided, however, in no event shall the Base Rent ever decrease as a result of the foregoing computation. For purposes of the foregoing, the increase in Base Rent as a result of the foregoing adjustment shall not be more than that which would be payable if the Base Rent were increased eight percent (8%) on each twelve
(12) month anniversary of the commencement of the Extension Term and four percent (4%) on the Adjustment Date or less than the amount which would be payable if the Base Rent were increased four percent (4%) on each twelve (12) month anniversary of the commencement of the Extension Term and two percent (2%) on the Adjustment Date. In the event the format or components of the CPI are materially changed or the CPI is discontinued, Landlord may reasonably substitute another index which is intended to measure increases in consumer prices in a manner similar to the foregoing index.

               42. Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

               43. Americans With Disabilities Act. Landlord and Tenant acknowledge that the Premises is a "commercial facility" as such term is defined in Title III of the Americans with Disabilities Act 42 U.S.C. Section 1201 et seq. (the "ADA"). If it is determined by a governmental authority with applicable jurisdiction that, as of the date Landlord delivers the Premises to Tenant, the Premises is not in compliance with Title III of the ADA as applicable to commercial facilities, Landlord shall make such modifications to the Premises as may be required by such governmental authority. Tenant acknowledges that the foregoing obligation of Landlord shall not apply to modifications to the Premises required as a result of or related to (a) the Tenant Improvements, (b) alterations made by or on behalf of Tenant, or (c) the disability of an employee, prospective employee or contractor of Tenant.

                  [Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first above written.

                                   "LANDLORD"



                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                                    A NEW JERSEY CORPORATION



                                    By:    /s/ Wes Ambrose
                                           -------------------------------------
                                           Its:  Vice President



                                    "TENANT"



                                    CONTROL DATA SYSTEMS, INC.
                                    A DELAWARE CORPORATION



                                    By:    /s/ W.D. Seiler
                                           -------------------------------------


                                    Its:   Director Real Estate
                                           -------------------------------------

                                    EXHIBIT A



[graphic depiction of site plan]

                                    EXHIBIT B

                          COMMENCEMENT DATE MEMORANDUM



--------------------------------------------------------------------------------
LANDLORD:               THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                        a New Jersey corporation
--------------------------------------------------------------------------------
TENANT:                 CONTROL DATA SYSTEMS, a Delaware corporation
--------------------------------------------------------------------------------
LEASE DATE:             June 1, 1994
--------------------------------------------------------------------------------
PREMISES:               1306 Orleans Drive, Sunnyvale, CA  94089
--------------------------------------------------------------------------------

Pursuant to Section 2.D. of the above-referenced Lease, the Commencement Date hereby is established as August 1, 1994, and the Expiration Date is hereby established as July 31, 1999.

                                    LANDLORD



                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation



                                    By:    /s/ Wes Ambrose
                                           -------------------------------------
                                           Its Vice President



                                     TENANT



                                     CONTROL DATA SYSTEMS, INC.
                                     a Delaware corporation



                                     By:    /s/ W. D. Seiler
                                            ------------------------------------



                                     Its:   Director Real Estate
                                            ------------------------------------

                                          EXHIBIT C



PHASING

I. Contractor should provide a separate price for items: 1, 2, 3, 4, 5, 10, 11, 15.

II. Contractor should provide a separate price for items: 6, 7, 8, 9, 12, 13,
    14.


      REQUIREMENTS                                                            NUMBER OF
                                                                              LOCATIONS
                                                                              REQUIRED

      1.  Provide new HC. van and vehicle parking.                             1

      2.  Provide H.C. hardware pull at door exterior.                         3

      3.  Provide H.C. hardware at door interior.                              3

      4.  Provide 16" high kickplates at doors.                                3

      5.  Provide new H.C. threshold.                                          6

      6.  Provide new HC curd cut & ramp.                                      1

      7.  Clearance required at edge of door adjacent to latch is 18".         2
          Existing clearance is 16". Solution: relocate door and frame
          2" over.

      8.  Vestibule clearance required in direction of travel is               2
          5'.0".  Existing clearance is 4'. Solution: Remove door and frame; provide cased opening.

      9. Clearance required beneath countertop is 29'. Existing                2
         clearance is 27 1/2". Solution: modify apron at front edge of countertop to provide 29" clearance without raising counter.

      10. Water faucets are knobs rather than levers. Solution:                2
          change faucets at one sink to have levers.

      11. Reverse swing of toilet door.                                        1

      12. Reverse swing of door to locker/shower area.                         1

      13. Shower stall has sliding glass doors with a lip at                   2
          threshold. Solution: remove doors and provide plastic curtain on horizontal rod.

      14. Maximum height for countertops is 34".  Existing                     2
          countertops are 36".  Solution:  Modify existing to 34" or provide new.

      15. Provide a site sign at entrance to parking lot that says             1
          "Unauthorized vehicles parked in designated handicapped spaces not displaying distinguishing placards or license plates issued for physically

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule.

2. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Promises.

3. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations.

4. If Tenant requires a burglar alarm, it shall first obtain, and comply with, Landlord's instructions for its installation.

5. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

6. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye does when in the company of their masters, may be brought into or kept in the Building.

7. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations.

8. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

9. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Budding or elsewhere.

12. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

13. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

14. Tenant shall store all its trash and garbage in a separate designated area. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

15. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

18. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

19. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

20. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

22. Those Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

23. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

24. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                    EXHIBIT E

                               COMMISSION SCHEDULE



Landlord and Blickman Turkus Commercial Industrial Real Estate (Landlord's Broker") ate parties to that certain agreement regarding the payment of brokerage commissions in connection with this Lease. Landlord and the undersigned Brokers specified in the Basic Lease Information hereby acknowledge that the total commission payable in connection with this Lease is $70,200, but that $24,300 of such total commission shall not be payable until Tenant has irrevocably waived Tenant's right to terminate this Lease pursuant to Section 40 of this Lease. In the event Tenant so terminates this Lease, such $24,300 sum shall not be payable by Landlord or Tenant to any Broker, and no Broker shall assert any claim thereto. Upon payment of the foregoing commission by Landlord to Landlord's Broker, Landlord's Broker shall be responsible for payment of amounts payable to any other broker.



ACKNOWLEDGED AND AGREED:



BLICKMAN TURKUS COMMERCIAL INDUSTRIAL REAL ESTATE



By:    /s/ Dario Jonas
       --------------------------


Its:   Partner, V.P.
       --------------------------



J.  R. PARRISH



By:    /s/ P. Guggion
       --------------------------



Its:
       --------------------------



CORNISH & CAREY COMMERCIAL



By:    /s/ F. Anderson
       --------------------------



Its:
       --------------------------

                                    EXHIBIT 3

                                AVID MEDIA GROUP
                               1306 Orleans Drive
                              Sunnyvale, California



GENERAL NOTES
ALL AREAS OF NEW WORK ARE CLOUDED.


FLOORING:           Existing flooring to remain. Patch carpet and provide floor base to match existing where existing walls are removed.

WALLS:              Existing walls to remain unchanged unless otherwise noted.
                    Patch, texture and paint existing walls to match existing where walls are removed.

CEILING:            Existing ceiling to remain unchanged.

DOORS: All doors are existing and shall remain unchanged unless otherwise noted. New doors shall be 3'7" B3 birch in anod alum. rames to match existing.

LIGHTING:           Modify lighting and switching to match existing and per code requirements where new walls are installed.

FIRE SPRINKLERS:    Modify fire sprinklers where new walls are installed per
                    code requirements.

FIRE EXTINGUISHERS: Provide fire extinguishers per code requirements.


REFERENCE NOTES


A. Remove existing sidelight from door frame and install 20 min. labeled pair of doors with closers, astragal, coordinator, autoflush bolts and smoke seals. Also provide magnetic hold opens activated by smoke detectors. Paint touch-up frame to match existing.

B. Provide new 1-hour F.R. wall to underside of ceiling and provide new 20 minute labeled door and frame to match existing with closer and smoke seals.

C. Remove portion of wall and provide new 20 min. labeled door and frame to match existing with closer and smoke seals.

D. Provide new wall to underside of ceiling. Texture, paint to cover, and provide floor base to match existing.

E. Remove existing door and frame and provide new wall to underside of ceiling. Texture, paint to cover, and provide floor base to match existing.

F.      Remove existing wall shown dashed.

G. Remove portion of existing wall and portion of surface mounted wipe moulding shown dashed. Provide 4'7" gypsum board cased opening.

H. Remove portion of existing wall shown dashed. Provide 6'7" gypsum board cased opening. Remove any electrical outlets, conduits and wiring to source.

I. Provide alternative price to install new gyps board o/metal stud partition to underside of existing 12" high opening, tape texture and paint to match existing. Also provide new pair of 3'7" B3 birch doors and anod, alum frame.


                [graphics depiction of floor plan 1/8" = 1' - 0"]

                                    EXHIBIT B

                               SUBLEASE AGREEMENT



               THIS SUBLEASE, made this 15th day of September, 1995 by and between Control Data Systems, Inc., a Delaware corporation, hereinafter designated "Sublessor", and Avid Media Group, Inc., a California corporation, hereinafter designated "Sublessee".

               1. Demise of Premises. In consideration of the rents and covenants herein stipulated to be paid and performed by Sublessee, Sublessor hereby demises and sublets to Sublessee, and Sublessee hereby takes from Sublessor, a portion of that space presently leased by Sublessor containing 6,000 rentable square feet (Sublease Premises), under that certain lease (herein referred to collectively as the "Master Lease") entered into by and between The Prudential Insurance Company of America ("Master Landlord") and Sublessee dated June 1, 1994 and all rights, privileges, and appurtances related to such Sublease Premises. The Sublease Premises are located at 1306 Orleans Dr., Sunnyvale, CA 94089 and outlined as "Space A" on Exhibit "1" attached hereto and incorporated herein by reference. The Master Lease is attached hereto as Exhibit "2" and incorporated herein by reference.

               2. Term. Sublessee shall have and hold the Sublease Premises for a term of forty-six (46) months commencing on October 1, 1995 and terminating on July 31, 1999 subject to Sublessor's election to exercise it's early termination options under the terms of the Master Lease.

               Sublessor may, at it's election, exercise the early termination right contained in Paragraph 40 of the Master Lease and this Sublease shall terminate on the early termination date as if it were the original Sublease expiration date. In the event Sublessor elects to exercise it's early termination right it shall provide written notice to Sublessee prior to January 15, 1997 of it's intent and shall reimburse Sublessee for it's reasonable moving expenses. Moving expenses shall mean those reasonable costs related to the physical relocation of Sublessee's furniture, fixtures, and equipment to another location within a sixty (60) mile radius of the Sublease Premises.

               If Sublessor is unable to deliver possession of the Sublease Premises to Sublessee by October 1, 1995 because Sublessor has not substantially completed all work to be performed by it pursuant to Paragraph 5 of this Sublease Agreement, or for any other reason, Sublessor shall have no liability to Sublessee for damages but the commencement date shall be deferred until the date on which Sublessor is able to deliver possession of the Sublease Premises to the Sublessee. In the event the commencement date is other than as stated in Paragraph 2 of this Sublease Agreement, immediately after the actual commencement date is determined it shall be confirmed by Sublessor and Sublessee in writing.

               Sublessee shall have access to the Sublease Premises two weeks prior to the commencement date for the installation of fixtures and equipment. Sublessee hereby agrees that it will not cause any delays in the completion of the renovations required to be performed by Sublessor as a result of it's early access to the Sublease Premises.

               3. Rental. Sublessee agrees to pay Sublessor annual rent of Sixty Four Thousand Eight Hundred Dollars ($64,800.00) payable in monthly installments of Five Thousand Four Hundred Dollars ($5,400.00), in advance, on the first day of each calendar month during the Term. Sublessee covenants and agrees to pay Sublessor rent at the address set forth in the notice provision of this Sublease or at such other place as Sublessor may designate in writing. Rent shall be payable without notice or demand, without abatement, deduction or setoff. Rent for any portion of a month shall be prorated.

               In addition to the annual rent payable under this Sublease as set forth above, Sublessee shall pay to Sublessor as additional rent, any increases in operating expenses as described in Paragraph 5 of the Master Lease above those for calendar year 1996. Additional rent payments for operating expense increases shall commence on January 1, 1997. The current pro rata percentage applicable to the Sublease Premises is twenty-four (24%) of the operating expenses billed to Sublessor by Master Landlord. In no event shall the annual increase in operating expenses exceed One Thousand Seven Hundred Forty Dollars ($1,740.00).

               4. Incorporation of the Master Lease. The obligations, conditions, and rights of Sublessor herein, as Tenant under the Master Lease, provided in the following paragraphs of the Master Lease, are hereby granted to and assumed by Sublessee herein - All, except paragraphs 2(a), 2(b), 4, 7, 10(a), 28, 30, 36, 40, and 41.

               Breach of the above provisions of the Master Lease or failure to perform Sublessor's obligations thereunder shall be a breach of this Sublease. The rights of the Landlord under the above provisions of the Master Lease may be enforced by, and are for the benefit of, both the Sublessor herein and the Landlord under the Master Lease. Notwithstanding the foregoing, Sublessee shall not be responsible to Master Landlord for a default by Sublessor under the Master Lease unless such default arose from a default by Sublessee under this Sublease.

               5. Preparation of Sublease Premises. Prior to October 1, 1995, Sublessor shall complete the renovations identified on the plans and specifications hereto attached as "Exhibit 3" and incorporated herein by reference. All renovations shall be subject to the terms of the Master Lease and prior approval of the Master Landlord will be required. Sublessor shall contribute an amount not to exceed Sixteen Thousand Five Hundred Dollars ($16,500.00) towards the cost of the renovations and Sublessee shall be responsible for any and all costs related to the renovations in excess of this amount. Sublessee shall be liable to Sublessor for any such excess which shall be considered additional rent and due and payable within thirty (30) days of receipt of a statement from Sublessor.

               6. Quiet Enjoyment. Sublessee hereunder shall be guaranteed quiet enjoyment of the Sublease Premises from Sublessor.

               7. Notices. Whenever any notice, demand, approval, consent, request, or election is given or made pursuant to this Sublease, it shall be in writing. Communications and payments to the Sublessor shall be addressed as follows:

                      Control Data Systems, Inc.
                      4201 Lexington Ave. North
                      Arden Hills, MN  55126
                      Attn:  Real Estate Dept.

or to such other address as may be specified by written notice to Sublessee. Communications to the Sublessee shall be addressed as follows:

                      Avid Media Group, Inc.
                      1306 Orleans Dr.
                      Sunnyvale, CA  94089

or to such other address as may be specified by written notice to Sublessor. Any communications so addressed shall be duly served if mailed by registered or certified mail, return receipt requested.

               8. Representations and Warranties. Sublessor hereby warrants and represents that it is not in default under the Master Lease, and that all rent and other amounts due Landlord under the Master Lease have been paid. The representations and warranties shall survive the termination of this Sublease.

               9. Prepaid Rent. Concurrently with the execution of this Sublease, Sublessee shall pay to Sublessor, in the amount set forth hereinabove:
(1) the full amount of the first month's rent in prepayment of the first 30 days' rent, and (2) the full amount of one month's rent, which amount shall be held by Sublessee as a security deposit.

               10. Services and Utilities. Sublessor shall provide janitorial services to the Sublease Premises to substantially the same extent or to the extent mutually agreed upon by Sublessee and Janitorial service, and in substantially the same manner as these services are provided to it's own organizations within the building. Sublessee shall pay Sublessor a monthly fee for providing janitorial services which shall represent Sublessee's pro-rata share of the costs of Sublessor to provide the service. Said cost shall include, but is not limited to, the costs of labor, materials, supplies, and equipment used to clean and maintain the building. Sublessor shall invoice Sublessee monthly for janitorial services and Sublessee's fee shall be considered as additional rent and shall be due with the rental payment each month during the term of this Sublease.

               Sublessor shall furnish to the Sublease Premises, during usual business hours, reasonable air conditioning, heating and ventilation. For the purposes hereof, "usual business hours" shall mean between the hours of 8:00 am and 6:00 pm, Monday through Friday, except legal holidays.

               Sublessor shall furnish the electrical energy necessary for general illumination of the Sublease Premises by the existing overhead fluorescent lighting fixtures, and for the operation of 120 and 208 volt business machines, appliances, and lamps. In the event that Sublessee installs electrical equipment beyond the above standard or consumes a load which exceeds two (2) watts per rentable square foot for overhead lighting and two and one-half (2 1/2) watts per rentable square foot for 120 and 208 convenience outlets Sublessor may increase the

Rent by a reasonable amount to compensate it for the costs incurred by it in furnishing such additional electrical energy.

               Sublessor shall be responsible for maintaining the building foundation, roof, exterior walls, parking lot foundation, interior, and exterior in accordance with the terms of the Master Lease.

               11. Signage. Sublessee shall have the right to install vinyl lettering on the front doors of the Sublease Premises and to use the monument sign adjacent to the Sublease Premises lobby, subject to the terms of the Master Lease and the consent of the Master Landlord. The cost of installation, maintenance, and removal shall be at Sublessee's expense.

               12. Parking. Sublessee shall have access to the parking areas on a first-come, first-serve, unassigned basis per the terms of paragraph 29 of the Master Lease.

               13. Real Estate Brokers. Sublessor and Sublessee agree that Colliers Parrish International, Inc. and Cornish & Carey Commercial are the recognized real estate brokers representing the parties in connection with this Sublease. Sublessor agrees to pay any commission that may be due said real estate brokers.

               14. Hazardous Materials. Sublessor represents that to the best of its knowledge, that as of the date of this Sublease, the Sublease Premises are free of Hazardous Materials. Sublessor agrees that Sublessee shall have no liability or responsibility whatsoever for any Hazardous Materials on or about the Sublease Premises which were not caused by Sublessee. Sublessor shall indemnify, defend and hold Sublessee harmless against all claims, losses or liabilities arising out of or in connection with the presence, use, storage, disposal, removal or clean-up of any Hazardous Materials in or about the Sublease Premises which were not caused by Sublessee.

                                      SUBLESSOR:  Control Data Systems, Inc.



                                      By:    /s/ Walter D. Seiler
                                             -----------------------------------
                                             Walter D. Seiler

                                      Date:  9/18/95
                                             -----------------------------------


                                      SUBLESSEE:  Avid Media Group, Inc.



                                      By:    /s/ Michael Kornet
                                             -----------------------------------
                                             Michael Kornet

                                      Date:  9/15/95
                                             -----------------------------------

Landlord's Consent to Sublease

               The undersigned ("Landlord"), Landlord under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Landlord certifies that, as of the date of Landlord's execution hereof, Sublessor is not in default or breach of any provisions of the Master Lease, and that the Master Lease has not been amended or modified except as set forth in the foregoing Sublease. In no event shall Landlord consent to a sublease as provided herein to diminish or alter the terms and obligations of Tenant under the Master Lease.



                                      By:    See attached consent form
                                           -------------------------------------
                                      Date:
                                           -------------------------------------
                                      Title:
                                           -------------------------------------

                                    EXHIBIT 1



[Graphic Description of Floor Plan]

               IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease as of the date first above written.



MFI:                                           CBOOKS:

MILLER FREEMAN, INC.                           CBOOKS EXPRESS


By:    /s/ W. Ambrose                          By:    /s/ Chris MacAskill
       -----------------------------                  --------------------------

Its:   Senior Vice President and CFO           Its:   President
       -----------------------------                  --------------------------


Address:                                       Address:
600 Harrison Street                            3347 Shady Spring Lane
San Francisco, CA  94107                       Mountain View, CA  94040
Attn:  Terry Wynn                              Attn:  Chris MacAskill



CDS:  Control Data Systems, Inc.


By:    /s/ W. D. Seiler
       ---------------------------
Its:   Director Real Estate



Address:
4201 Lexington Ave. North
Arden Hills, MN  55126
Attn:  R/E Dept.

[Graphic Description of Floor Plan]

                             CONSENT TO SUBLETTING



I.      PARTIES AND DATE.

               THIS CONSENT TO SUBLETTING ("Consent") is dated as of November ___, 1996, and is made by and among Control Data Systems, Inc., a Delaware corporation ("Tenant"), Miller Freeman, Inc., a Delaware corporation (as successor in interest to Avid Media Group, Inc.) ("Subtenant"), CBooks Express, a California corporation ("Sub-Subtenant"), and The Realty Associates Fund, III, a limited partnership (as successor in interest to The Prudential Insurance Company of America) ("Landlord").

II.     RECITALS.

               A. Landlord and Tenant are parties to that certain Standard Form Lease (the "Lease") dated June 1, 1994, for the premises located at 1306-1308 Orleans Drive, Sunnyvale, CA 94089 (the "Premises"). The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

               B. Tenant and Subtenant are parties to that certain Sublease dated September 15, 1995 (the "Sublease") covering a portion of the Premises consisting of approximately 6,000 square feet of the Premises in the location depicted on Exhibit "A" attached hereto (hereafter the "Subleased Premises"). Landlord previously consented to such subletting.

               C. Subtenant desires to sub-sublet to Sub-Subtenant the Subleased Premises and Subtenant and Sub-Subtenant desire Landlord and Tenant to consent to such sub-subletting. Landlord and Tenant are willing to grant such consent, subject to and conditioned upon the agreements, acknowledgements and representations of Subtenant and Sub-Subtenant set forth below.

III.    TERMS OF CONSENT.

               A.     Tenant.

               For valuable consideration, receipt of which is hereby acknowledged, Tenant hereby reaffirms the covenants and representations made by Tenant to Landlord in that certain Consent to Subletting dated September 28, 1995.

               B.     Subtenant.

               For valuable consideration, receipt of which is hereby acknowledged, Subtenant:

                      1.     Agrees:

                             a. that it shall not be released from its obligations under the Sublease, including all monetary obligations.

                             b.     to promptly perform, or to cause the
                                    performance by Sub-Subtenant, of all duties, obligations and responsibilities of Subtenant under the Sublease.

                             c.     that it is, by a separate agreement
                                    ("Sub-Sublease Agreement") with
                                    Sub-Subtenant, sub-subleasing to
                                    Sub-Subtenant the Subleased Premises,
                                    subject and subordinate to the Lease and the Sublease. Tenant has attached a true and correct copy of the Sub-Sublease Agreement hereto.

                      2. Represents and warrants that:

                             a. it has not failed to disclose to Landlord and Tenant any information which, if known by Landlord and Tenant, might provide grounds for Landlord and Tenant to withhold its consent to the sub-subletting described herein pursuant to any of the provisions set forth under Article XIV of the Lease.

                             b.     neither Subtenant nor, to the best of
                                    Subtenant's knowledge, Tenant is in default under any term, provision or condition of the Sublease.

               C.     Sub-Subtenant.

               For valuable consideration, receipt of which is hereby acknowledged, Sub-Subtenant:

                      1.     Agrees:

                             a. that the Sub-Sublease Agreement, a true and correct copy of which is attached hereto, is expressly subject and subordinate to the provisions of the Lease and the Sublease.

                             b. not to violate any of the terms, provisions, conditions or requirements set forth in the Lease and the Sublease, whether or not any of the same are inconsistent with any terms or provisions of the Sub-Sublease Agreement.

                             c. that it is not claiming any interest in the Subleased Premises or the Premises other than as a sub-subtenant under the Sub-Sublease Agreement.

                             d. that if the subletting as evidenced by the Sub-Sublease Agreement terminates by reason of a termination of the Lease, Landlord may, at its option by delivering written notice to Subtenant, assume the obligations of Subtenant under the Sub-Sublease Agreement, in which event Sub-Subtenant shall recognize and attorn to Landlord as if it were the "sub-sublessor" under the Sub-Sublease.

                      2. Acknowledges that Landlord and Tenant have not made any express or implied oral or written representation or promise that:

                             a. future assignments or subletting will be approved.

                             b. Sub-Subtenant will enjoy financial success in operating any business on the Premises.

                             c. it will grant any extension of the Term or enter into any other modification of the Lease.

                      3. Acknowledges that it has been provided with a copy of the Lease and the Sublease, as the same are attached to the Sub-Sublease Agreement, and that it has read the Lease and the Sublease and all amendments and fully understands its obligations and responsibilities under the Lease and Sublease.

                      4. Represents and warrants to Landlord and Tenant that all information which it has provided to Landlord, Tenant or Subtenant which Landlord has reviewed in connection with its determination to consent to the subletting described herein is true, accurate and complete, and fairly and accurately represents the business, condition and status of Sub-Subtenant.

                      5. The address of Sub-Subtenant's principal place of business is:

                             3347 Shady Spring Lane
                             Mountain View, CA 94040
                             Subtenant's Contact:  Chris MacAskill

IV.     CONSENT.

               For valuable consideration, including the agreements, acknowledgements, and representations of Tenant, Subtenant and Sub-Subtenant set forth above, Landlord and Tenant consent to Subtenant's sub-subletting of the Subleased Premises to Sub-Subtenant in accordance with the Sub-Sublease Agreement.

V.      GENERAL.

               A.     Attorney's Fees.

               The provisions of paragraph 27 of the Lease respecting attorney's fees shall apply to this Consent.

               B.     Authority To Execute Agreement.

               Each individual executing this Consent on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Consent on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

               C.     Governing Law.

               This Consent and any enforcement of the agreements, acknowledgments and representations set forth above shall be governed by and construed in accordance with the laws of the State of California.

               D.     Counterparts.

               If this Consent is executed in counterparts, each counterpart shall be deemed an original.

               IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date and year first above written.

TENANT                                  SUBTENANT

CONTROL DATA SYSTEMS, INC.,             MILLER FREEMAN, INC.
a Delaware corporation                  a Delaware corporation


By:    /s/ W.D. Seiler                  By:    /s/ W. Ambrose
       ---------------------------             ---------------------------------

Name:  W.D. Seiler                      Name:  Warren Ambrose
       ---------------------------             ---------------------------------

Its:   Director, Real Estate            Its:   Senior Vice President & CFO
       ---------------------------             ---------------------------------



SUB-SUBTENANT                           LANDLORD

CBOOKS EXPRESS, a California            THE REALTY ASSOCIATES FUND, III
corporation                             a limited partnership

                                        by:    Realty Associates Fund III GP, LP
                                               (its general partner)

                                        by:    Realty Fund III GP, Inc.
                                               (its general partner)

By:    /s/ Chris MacAskill              By:    signature illegible
       ---------------------------             ---------------------------------

Name:  Chris MacAskill                  Name:
       ---------------------------             ---------------------------------

Its:   President                        Its:
       ---------------------------             ---------------------------------

                               SUBLEASE AGREEMENT



               THIS SUBLEASE, made this 25th day of June 1997 by and between Control Data Systems, Inc., a Delaware corporation, hereinafter designated "Sublessor", and CBooks Express Inc., a California corporation, hereinafter designated "Sublessee."

               1. DEMISE OF PREMISES. In consideration of the rents and covenants herein stipulated to be paid and performed by Sublessee, Sublessor hereby demises and sublets to Sublessee, and Sublessee hereby takes from Sublessor, a portion of that space presently leased by Sublessor, containing 7,635 rentable square feet hereinafter designated "Sublease Premises," under that certain lease (herein referred to collectively as the "Master Lease") dated June 1, 1994 and all rights, privileges, and appurtances related to such Sublease Premises. The Sublease Premises are located at 1306 Orleans Dr., Sunnyvale, CA 94089 and highlighted on "Exhibit 1" attached hereto and incorporated herein by reference. The Master Lease is attached hereto as "Exhibit 2" and incorporated herein by reference.

               2. TERM. Sublessee shall have and hold the Sublease Premises for a term of twenty-five months (25) commencing on July 1, 1997 and terminating on July 31, 1999. In the event Sublessor is unable to deliver possession of the Sublease Premises to Sublessee by July 1, 1997 because Sublessor has not substantially completed all work to be performed by it pursuant to Paragraph 5 of this Sublease Agreement, or for any other reason, Sublessor shall have no liability to Sublessee for any damages but the commencement date shall be deferred until the date on which Sublessor is able to deliver possession of the Sublease Premises to Sublessee. In the event the commencement date is other than as stated in Paragraph 2 of this Sublease Agreement, immediately after the actual commencement date is determined it shall be confirmed by Sublessor and Sublessee in writing.

               In the event Sublessor does not deliver the Sublease Premises to Sublessee by August 15, 1997, Sublessee, shall have the right to terminate this Sublease Agreement upon written notice to Sublessor. Said notice shall be provided to Sublessor no later than August 18, 1997.

               Sublessee may enter upon the Sublease Premises prior to the Commencement Date for the purpose of moving or installing Sublessee's furniture, equipment, fixtures, business machines, or other personal property. In the event Sublessee does so, it is hereby agreed that Sublessee shall hold Sublessor harmless from any and all liability for any interruption or loss of Sublessee's business or damage to Sublessee's property from any cause or occurrence whatsoever.

               3. RENTAL. The monthly rent for the Sublease Premises over the term of this Sublease Agreement shall be as set forth in the following schedule:

             LEASE PERIOD                                    MONTHLY RENT
             ------------                                    ------------
             July 1, 1997 to December 31, 1997               $ 9,543.75
             January 1, 1998 to December 31, 1998            $ 9,925.50
             January 1, 1998 to July 31, 1999                $10,307.25

               Sublessee agrees to pay Sublessor rent in advance, on the first day of each calendar month during the Term. Sublessee covenants and agrees to pay Sublessor rent at the address set forth in the notice provision of this Sublease Agreement or at such other place as Sublessor may designate in writing. Rent shall be payable without notice or demand, without abatement, deduction or setoff. Rent for any portion of a month shall be prorated. If any installment of rent or any other sums due from Sublessee shall not be received by Sublessor within five days after receipt of written notice by Sublessee, Sublessee shall pay Sublessor a late charge equal to six percent (6%) of such overdue amount. Acceptance of late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount, nor prevent Sublessor from exercising any of the other rights and remedies granted hereunder.

               4. PARAGRAPHS INCORPORATED FROM THE MASTER LEASE. With regards to the Sublease Premises from the commencement date of this Sublease Agreement to it's termination, the obligations, conditions, and rights of Sublessor herein, as Tenant under the Master Lease, provided in the following paragraphs of the Master Lease, are hereby granted to and assumed by Sublessee herein - All paragraphs, except paragraphs 2, 3, 4, 5, 7, 10(a), 19, 28, 30, 36, 40, 41, and
43. Breach of the above provisions of the Master Lease or failure to perform Sublessor's obligations thereunder shall be a breach of this Sublease. The rights of the Lessor under the above provisions of the Master Lease may be enforced by, and are for the benefit of, both the Sublessor herein and the Lessor under the Master Lease.

               5. PREPARATION OF PREMISES. Sublessee accepts the Sublease Premises "as is" except that prior to July 15, 1997, Sublessor shall, at it's expense, complete the renovations identified on the plans and specifications attached hereto as "Exhibit 3" and "Exhibit 4" and incorporated herein by reference. All renovations shall be subject to the terms of the Master Lease and prior approval of the Master Landlord will be required. Sublessee agrees to comply with the terms and conditions of Paragraph 9 of the Master Lease with regards to all alterations it may make.

               6. QUIET ENJOYMENT. Sublessee hereunder shall be guaranteed quiet enjoyment of the premises.

               7. NOTICES. Whenever any notice, demand, approval, consent, request, or election is given or made pursuant to this Sublease, it shall be in writing. Communications and payments to the Sublessor shall be addressed as follows:

                      Control Data Systems, Inc.
                      4201 Lexington Ave.  North
                      Arden Hills, MN 55126
                      Attn: Real Estate Director
or to such other address as may be specified by written notice to Sublessee. Communications to the Sublessee shall be addressed as follows:

                      CBooks Express, Inc.
                      1308 Orleans Dr.
                      Sunnyvale, CA 94089
                      Attn:  Chris MacAskill

or to such other address as may be specified by written notice to Sublessor. Any communications so addressed shall be duly served if mailed by registered or certified mail, return receipt requested.

               8. REPRESENTATIONS AND WARRANTIES. Sublessor hereby warrants and represents that it is not in default under the Master Lease, and that all rent and other amounts due Landlord under the Master Lease have been paid. The representations and warranties shall survive the termination of this Sublease.

               9. SECURITY DEPOSIT. Concurrently with the execution of this Sublease, Sublessee shall pay to Sublessor the full amount of one month's rent of Nine Thousand Five Hundred Forty-Three and 75/100 dollars ($9,543.75) which shall be held by Sublessor as a security deposit. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessee performs all of Sublessee's obligations hereunder, said deposit shall be returned, without payment of interest, to Sublessee at the expiration of the term hereof, and after Sublessee has vacated the Premises.

               10. SERVICES & UTILITIES. Sublessor shall provide janitorial services to the Sublease Premises to substantially the same extent and in substantially the same manner as these services are provided to it's own organizations within the building.

               Sublessor shall furnish to the Sublease Premises, during usual business hours, reasonable heating, ventilation, and air conditioning. For the purposes hereof, "usual business hours" shall mean between the hours of 8:00 a.m. and 6:00 p.m, Monday through Friday and 9:00 a.m. and 1:00 p.m. on Saturday, legal holidays excepted. If and when requested to do so by Sublessee at least twenty-four (24) hours in advance, Sublessor shall furnish reasonable heating, ventilation, and air conditioning to the Sublease Premises at times other than usual business hours. Sublessor shall invoice Sublessee for such after-hours heating, ventilation, and air conditioning at the rate of Eight Dollars ($8.00) per hour per HVAC zone utilized, and Sublessee shall pay each such invoice as additional rent hereunder within thirty (30) days after receipt thereof. Sublessor reserves the right to increase this hourly rate from time to time to reflect increases in it's costs to provide the services.

               Sublessor shall furnish the electrical energy necessary for general illumination of the Sublease Premises by the existing overhead fluorescent lighting fixtures, and for the operation of 120 and 208 volt business machines, appliances, and lamps. In the event that

Sublessee installs electrical equipment beyond the above standard or consumes a load which exceeds two (2) watts per rentable square foot for overhead lighting and two and one-half (2 1/2) watts per rentable square foot for 120 and 208 volt convenience outlets, Sublessor may increase the Rent by a reasonable amount to compensate it for costs incurred in furnishing such additional electrical energy

               11. PARKING. Sublessee shall have access to the parking areas on a first-come, first-served, unassigned basis per the terms of Paragraph 29 of the Master Lease.

               12. HOLDING OVER. Sublessor and Sublessee agree that in no event shall Sublessee hold over in the Sublease Premises or in any portion thereof beyond the term of this Sublease. If Sublessee holds over beyond the term of this Sublease, Sublessee hereby agrees to assume all financial and legal liabilities incurred by Sublessor as a result of Sublessee's holding over. Such liabilities may include, but are not limited to, rent, additional rent, and damages for all space leased by Sublessor as Tenant under the Master Lease.

               13. RENEWAL OPTION. In the event Sublessor elects to exercise the Option to Extend contained in paragraph 41 of the Master Lease, Sublessee shall be granted first right of refusal to sublease the Sublease Premises at terms acceptable to Sublessor.

               14. REAL ESTATE BROKERS. Sublessor and Sublessee agree that Colliers Parrish International, Inc. is the recognized real estate brokers representing the parties in connection with this Sublease. Sublessor agrees to pay any commission that may be due said real estate brokers.

SUBLESSOR:  Control Data Systems, Inc.


By:
   -------------------------------
       Walter D. Seiler
Date:


SUBLESSEE:  CBooks Express, Inc.


By:    /s/ Chris MacAskill
   -------------------------------

Date:
   -------------------------------


AGREED TO BY LESSOR UNDER THE MASTER LEASE:


By:
   -------------------------------


Date:
   -------------------------------

                                    EXHIBIT 1



[Graphic - Description of Site Plan]

                                    EXHIBIT 3



[Graphic - Description of Site Plan]

                                    EXHIBIT 4

                        RENOVATIONS TO SUBLEASE PREMISES



1. Remove approximately nine linear feet of existing partition running between corridor and office. Repair remaining partitions and floor covering to match existing.

2. Remove existing door and frame and repair partitions and floor covering to match existing.

3. Install double fire doors and frame as shown. Use doors removed from #4 below.

4. Remove existing double fire doors and frame and repair partitions and floor covering to match existing.

5. Provide and install approximately 35 linear feet of drywall partition as shown on sketch. Partition should extend from raised floor to dropped ceiling. Finish to match existing. Rewire lights in computer room to be controlled by separate switches at each entrance.

6. Remove existing double doors and frame and install partitions to close opening. Finish to match existing.

                              CONSENT TO SUBLETTING



I.      PARTIES AND DATE.

               THIS CONSENT TO SUBLETTING ("Consent") is dated as of August 7, 1997, and is made by and among Control Data Systems, a Delaware corporation ("Tenant"), CBooks Express Inc., a California corporation ("Subtenant"), The Realty Associates Fund III, L.P., ("Landlord").

II.     RECITALS.

               A. Landlord and Tenant are parties to that certain Standard Form Lease (the "Lease") dated June 1, 1994, for the Premises known as 1306 Orleans Drive, Sunnyvale, California. The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.

               B. Pursuant to Article XIV of the Lease, Tenant has a limited right, subject to the consent of Landlord and conditioned upon certain requirements and payments to Landlord as set forth therein, to sublet all or a portion of the Premises.

               C. Tenant desires to sublet to Subtenant a portion of the Premises consisting of approximately 7,635 square feet of the Premises in the location depicted on Exhibit "A" attached hereto (hereafter the "Subleased Premises"), and Tenant and Subtenant desire Landlord to consent to such subletting. Landlord is willing to grant such consent, subject to and conditioned upon the agreements, acknowledgments and representations of Tenant and Subtenant set forth below.

III.    TERMS OF CONSENT.

               A.     Tenant.

               For valuable consideration, receipt of which is hereby acknowledged, Tenant:

                      1.     Agrees:

                             a. that it shall not be released from its obligations under the Lease, including all monetary obligations.

                             b.     to promptly perform, or to cause the
                                    performance by Subtenant, of all duties, obligations and responsibilities of Tenant under the Lease.

                             c.     that it is, by a separate agreement
                                    ("Sublease Agreement") with Subtenant,
                                    subleasing to Subtenant the Subleased

                                    Premises, subject and subordinate to the Lease. Tenant has attached a true and correct copy of the Sublease Agreement hereto.

                             d. to promptly pay to Landlord all "Bonus Value" which Tenant may receive arising out of the subletting consented to hereunder, in accordance with Section 14.5 of the Lease.

                      2. Represents and warrants that:

                             a. it has not failed to disclose to Landlord any information which, if known by Landlord, might provide grounds for Landlord to withhold its consent to the subletting described herein pursuant to any of the provisions set forth under Article XIV of the Lease.

                             b. neither Tenant nor, to the best of Tenant's knowledge, Landlord is in default under any term, provision or condition of the Lease.

               B.     Subtenant

               For valuable consideration, receipt of which is hereby acknowledged, Subtenant:

                      1.     Agrees:

                             a. that the Sublease Agreement, a true and correct copy of which is attached hereto, is expressly subject and subordinate to the provisions of the Lease.

                             b. at the request of Landlord, to pay over to Landlord all Rent and other sums due and payable by Subtenant under the Sublease Agreement. In no event shall Sublessee be required to pay Rents due under this Agreement to both Tenant and Landlord.

                             c. not to violate any of the terms, provisions, conditions or requirements set forth in the Lease, whether or not any of the same are inconsistent with any terms or provisions of the Sublease Agreement.

                             d. that it is not claiming any interest in the Subleased Premises or the Premises other than as a subtenant under the Sublease Agreement.

                             e. that if the subletting as evidenced by the Sublease Agreement terminates by reason of a termination of the Lease, Landlord may, at its option by delivering written notice to Subtenant, assume the obligations of Tenant under the Sublease Agreement, in which event Subtenant shall recognize and attorn to Landlord as if it were the "sublessor" under the Sublease.

                      2. Acknowledges that Landlord has not made any express or implied oral or written representation or promise that:

                             a. future assignments or subletting will be approved.

                             b. Subtenant will enjoy financial success in operating any business on the Premises.

                             c. it will grant any extension of the Term or enter into any other modification of the Lease.

                      3. Acknowledges that it has been provided with a copy of the Lease, together with all amendments, if any, and that it has read the Lease and all amendments and fully understands its obligations and responsibilities under the Lease.

                      4. Represents and warrants to Landlord that all information which it has provided to Tenant or Landlord which Landlord has reviewed in connection with its determination to consent to the subletting described herein is true, accurate and complete, and fairly and accurately represents the business, condition and status of Subtenant.

                      5. The address of Subtenant's principal place of business is:


                             ---------------------------------------------------
                             ---------------------------------------------------
                             Subtenant's Contact:

                             ---------------------------------------------------
                             Telephone:
                                       -----------------------------------------
IV.     CONSENT.

               For valuable consideration, including the agreements, acknowledgments, and representations of Tenant and Subtenant set forth above, Landlord consents to Tenant's subletting of the Subleased Premises to Subtenant in accordance with the Sublease Agreement.

V.      GENERAL.

               A.     Attorney's fees

               The provisions of the Lease respecting attorney's fees shall apply to this Consent.

               B.     Authority to Execute Agreement

               Each individual executing this Consent on behalf of a partnership or corporation represents that he or she is duly authorized to execute and deliver this Consent on behalf of the partnership and/or corporation and agrees to deliver evidence of his or her authority to Landlord upon request by Landlord.

               C.     Governing Law

               This Consent and any enforcement of the agreements, acknowledgments and representations of Assignor and Assignee set forth above shall be governed by and construed in accordance with the laws of the State of California.

               D.     Counterparts

               If this Consent is executed in counterparts, each counterpart shall be deemed an original.

               IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date and year first above written.

TENANT   SUBTENANT

CONTROL DATA SYSTEMS, INC.          CBOOKS EXPRESS, INC.,
a Delaware corporation              a California corporation


By:    /s/ W. D. Seiler             By:    /s/ Chris MacAskill
       ---------------------------         ------------------------------
Name:  W.D. Seiler                  Name:  Chris MacAskill
       ---------------------------         ------------------------------
Its:   Director, Real Estate        Its:   CEO 8/27/97
       ---------------------------         ------------------------------


                                    LANDLORD

                                    THE REALTY ASSOCIATES FUND III, L.P.

                                    By:    Realty Associates Fund III, GP,
                                           Limited Partnership (its general
                                           partner)

                                    By:    Realty Fund III GP, Inc.
                                           (its general partner)


                                    By:
                                           -----------------------------------
                                               Michael A. Ruane, Chairman or
                                               Arthur I. Segel, President